Exhibit 99.1

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	Chief Operating Officer and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST ACQUIRES
30-HOTEL PORTFOLIO FOR $465 MILLION AND
COMPLETES SECURITIES ISSUANCE TO SECURITY CAPITAL

Acquisition Highlights:
¯	Acquired at a trailing 12-month net operating income cap rate of approximately 8.5%
¯	Price per key of $107,000
¯	Composed of 30 select service Marriott branded and managed hotels in 27 markets across 16 states
¯	Fixed-rate financing proceeds of $370 million at 5.32% for 10 years locks in favorable leveraged returns
¯	Ashford’s direct, core hotel portfolio increases to 77 assets totaling 12,679 rooms
¯	Ashford’s total investments reach approximately $1.4 billion placing Ashford as one of the larger publicly traded hotel REITs

Security Capital Transaction:
¯	Ashford issues to Security Capital Preferred Growth Incorporated all remaining Series B preferred stock under the Convertible Preferred Stock Purchase Agreement with Security Capital representing 6,454,816 shares
¯	Ashford issues notice to Security Capital of the exercise of its option to sell 2,070,000 shares of Common Stock with closing set for July 1, 2005
¯	After closing on July 1, 2005, no preferred or common stock commitments remain with Security Capital

DALLAS - (June 20, 2005) - Ashford Hospitality Trust, Inc. (NYSE: AHT) announced it closed on the acquisition of the previously announced 30-property, 4,328-room hotel portfolio from CNL Hotels and Resorts for $465 million in cash. The purchase price equates to a trailing 12-month net operating income capitalization rate of approximately 8.5% on the entire 30-hotel portfolio.

The portfolio consists of 13 Residence Inns by Marriott in nine states; six Courtyards by Marriott in five states; seven TownePlace Suites by Marriott in six states; and four SpringHill Suites by Marriott in three states. The hotels in the portfolio have an average age of 8.9 years with a majority of the hotels built between 1997 and 2000. For 2004, the portfolio’s occupancy improved by 340 basis points to 75.1%, ADR increased 5.6% to $93.65, and RevPAR increased 10.5% to $70.37. For the first quarter of 2005, RevPAR for the portfolio increased 15.6% over the first quarter 2004. Marriott International will continue to operate the hotels under an incentive management agreement.

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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254            Phone:  (972) 490-9600

AHT Completes Acquisition of 30-Hotel Portfolio

June 20, 2005

For 2005 and 2006, the Company projects investing, including the normal reserves, a total of approximately $34 million in capital expenditures composed of approximately $18 million to be committed in 2005 and approximately $16 million to be committed in 2006. The scope and completion dates vary by property, but the majority of the work is concentrated in the 13 Residence Inns and the seven TownePlace Suites.

The Company funded the transaction with a $370 million 10-year mortgage loan from Merrill Lynch Mortgage Lending, Inc. at a fixed rate of 5.32%, $64,700,997 in net proceeds from the issuance of 6,454,816 shares of Series B-1 Preferred Stock to Security Capital Preferred Growth Incorporated and cash on the balance sheet. This latest issuance of Series B cumulative convertible preferred shares represents all remaining preferred shares committed to be issued under the Convertible Preferred Stock Purchase Agreement dated December 27, 2004, with Security Capital Preferred Growth Incorporated. The preferred dividend is set at the greater of $0.14 per share per quarter or the prevailing quarterly common stock dividend.

In addition, Ashford has exercised its option to sell to Security Capital 2,070,000 shares of common stock for closing to occur on July 1, 2005. This participation right coincides with the January 2005 equity raise.

Ashford Hospitality Trust now owns 77 core hotels containing 12,679 rooms. Seventy nine percent (79%) of the rooms are Marriott, Hilton, Starwood and Hyatt branded. The Company’s total portfolio is 50% full service, and 50% select service. Thirty-one percent (31%) of the portfolio is upper-upscale, 57% upscale, and 12% mid-scale. The Company’s direct hotel investments are managed by seven different managers.

Monty J. Bennett, President and CEO of Ashford Hospitality Trust, said, “The timely closing of this transaction, combined with the continued strong performance of the hotels in the portfolio and the attractive financing we secured, has positioned us for strong growth in 2005 and beyond. Our recent decision to increase our second quarter dividend was a direct result of the favorable outlook at these hotels and their expected positive impact on our operations. We are pleased with the diversification this acquisition brings to our portfolio in terms of brand, segment, property managers and geography.”

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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

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AHT Completes Acquisition of 30-Hotel Portfolio

June 20, 2005

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of 5% of gross revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales or properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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